                                                                    EXHIBIT 99.1


                              REDBACK NETWORKS INC.
                      CONDENSED CONSOLIDATED STATEMENTS OF
                                   OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                                           ---------------------  ----------------------
                                                             JUNE 30,  JUNE 30,     JUNE 30,     JUNE 30,
                                                              2000       1999         2000        1999
                                                           ----------- --------   -----------  ---------
NET REVENUES............................................   $   48,728  $ 11,087   $   82,891   $ 17,604
COST OF REVENUES........................................       14,853     3,291       23,150      5,262
                                                           ----------  --------   ----------   --------
GROSS MARGIN............................................       33,875     7,796       59,741     12,342
                                                           ----------  --------   ----------   --------

OPERATING EXPENSES:

   Research and development.............................       23,783     4,133       35,922      7,238
   Selling, general and administrative..................       16,597     6,519       29,852     10,657
   Amortization of intangible assets....................      279,630        --      350,234         --
   In-process research and development..................           --        --       15,300         --
   Amortization of deferred stock compensation..........          514     1,139        1,049      2,217
                                                           ----------  --------   ----------   --------
   Total operating expenses.............................      320,524    11,791      432,357     20,112
                                                           ----------  --------   ----------   --------
LOSS FROM OPERATIONS....................................     (286,649)   (3,995)    (372,616)    (7,770)
OTHER INCOME (EXPENSE), NET.............................          (11)      258          719        232
                                                           ----------  --------   ----------   --------
NET LOSS................................................   $ (286,660) $ (3,737)  $ (371,897)  $ (7,538)
                                                           ==========  ========   ==========   ========
BASIC AND DILUTED NET LOSS PER SHARE....................   $    (2.41) $  (0.08)  $    (3.58)  $  (0.24)
                                                           ==========  ========   ==========   ========
SHARES USED IN COMPUTING NET LOSS PER SHARE.............      118,730    45,052      103,957     30,892
                                                           ==========  ========   ==========   ========

NOTE: The above share and per share data reflect the Company's 2-for-1 stock split effective April 3, 2000.


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

                              REDBACK NETWORKS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                        JUNE 30,    DECEMBER 31,
                                      ASSETS                                              2000         1999
                                                                                       ------------ -------------
CURRENT ASSETS:
   Cash, cash equivalents and investments in marketable debt securities............    $   491,910  $     56,960
   Accounts receivable, net........................................................         36,897        15,429
   Inventories.....................................................................          4,353         3,960
   Other current assets............................................................         11,015         1,374
                                                                                       -----------  ------------
     Total current assets..........................................................        544,175        77,723
PROPERTY AND EQUIPMENT, NET........................................................         33,550        10,150
OTHER LONG-TERM ASSETS, PRINCIPALLY GOODWILL.......................................      4,145,841         6,957
                                                                                       -----------  ------------
   Total assets ...................................................................    $ 4,723,566  $     94,830
                                                                                       ===========  ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Debt, current...................................................................    $     2,342  $        878
   Accounts payable and accrued liabilities........................................         56,284        17,102
   Deferred revenue................................................................         13,307         9,945
                                                                                       -----------  ------------
     Total current liabilities.....................................................         71,933        27,925
Convertible subordinated notes, capital lease obligations and other notes payable,
   less current portion............................................................        507,705         1,012
STOCKHOLDERS' EQUITY...............................................................      4,143,928        65,893
                                                                                       -----------  ------------
   Total liabilities and stockholders' equity......................................    $ 4,723,566  $     94,830
                                                                                       ===========  ============
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